SCANNED

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number **20100694215-10** Filing Date and Time **09/15/2010 10:25 AM** Entity Number **E0445372010-6**

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	DEPLOY ACQUISITION CORP.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: PARACORP INCORPORATED (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	*Number of shares with par value:* COMMON STOCK 100,000,000 — Par value per share: $ 0.0001 — *Number of shares without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) David A. Eppert (Name) 19011 - 1153 56th St. (Street Address) / Delta (City) / BC (State) / V4L 2A2 (Zip Code) 2) Andre E. Thompson (Name) 12677 20th Avenue (Street Address) / Surrey (City) / BC (State) / V4A 6J3 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To engage in any business permitted under the laws of Nevada and the United States.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	David Eppert (Name) — X [signature] (Incorporator Signature) 19011 - 1153 56th Street (Address) / Delta (City) / BC (State) / V4L 2A2 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity September 1, 2010 (Date)

This form must be accompanied by appropriate fees.

CONTINUATION SHEET
ARTICLES OF INCORPORATION

DEPLOY ACQUISITION CORP.

Additional Directors

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	3) Charles J. Ward Name 204 - 1718 Henderson Lake Blvd. Street Address	Lethbridge City	AB State	T1K 3C2 Zip
	4) Harold L. Dunnigan Name 647 Ashland Avenue Street Address	Santa Monica City	CA State	90405 Zip
	5) Name Street Address	City	State	Zip
	6) Name Street Address	City	State	Zip